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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                                DECEMBER 8, 1997
                                (Date of Report)
                Date of earliest event reported: December 4, 1997


                      BRADLEY OPERATING LIMITED PARTNERSHIP
             (Exact name of Registrant as specified in its charter)




                                    DELAWARE
                 (State or other jurisdiction of incorporation)


         0-23065                                        04-3306041
(Commission File Number)                    (I.R.S. Employer Identification No.)

40 SKOKIE BOULEVARD, SUITE 600
NORTHBROOK, ILLINOIS                                                  60062-1626
(Address of principal executive offices)                              (Zip Code)



               Registrant's telephone number, including area code:
                                 (847) 272-9800




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ITEM 5.   OTHER EVENTS.

     Bradley Operating Limited Partnership (the "Partnership") is the entity through which Bradley Real Estate, Inc. (the "Company") conducts substantially all of its business and owns (either directly or through subsidiaries) substantially all of its assets. Following the close of trading on the New York Stock Exchange (the "NYSE") on December 4, 1997, the Company entered into an Underwriting Agreement (the "Underwriting Agreement") with C.E. Unterberg, Towbin (the "Underwriter") regarding the underwritten public offering (the "Offering") of 300,000 shares (the "Shares") of the Company's common stock, $.01 par value per share (the "Common Stock"). The Shares are being offered to the public at a price of $20.50 per share, the closing price of the Common Stock on the NYSE on December 4, 1997, with estimated net proceeds to the Company of approximately $5.9 million after deducting the underwriting discount and other expenses.

     The Offering is being made pursuant to the Company's existing shelf Registration Statement (Securities and Exchange Commission File No. 33-28167), and the Company's Prospectus Supplement dated December 4, 1997 to the Prospectus dated June 11, 1997.

     The Company is required to contribute all proceeds from the sale of the Shares to the Partnership in exchange for additional partnership units. Following such contribution, the Partnership will use the net proceeds to reduce outstanding indebtedness incurred under its line of credit with the expectation that the Company and the Partnership may reborrow under the line for the acquisition, development, renovation and expansion of properties.






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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: December 8, 1997                 BRADLEY OPERATING LIMITED
                                       PARTNERSHIP

                                       By:  BRADLEY REAL ESTATE, INC.,
                                               its General Partner


                                       By: /s/ Thomas P. D'Arcy
                                           -------------------------------------
                                           Thomas P. D'Arcy
                                           President and Chief Executive Officer




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ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(a)      Financial Statements of Business Acquired:               Not Applicable

(b)      Pro Forma Financial Information:                         Not Applicable

(c)      Exhibits

         1.1 Underwriting Agreement dated December 4, 1997 by and between the Company and the Underwriter (incorporated by reference to the Current Report on Form 8-K filed by Bradley Real Estate, Inc. on the date hereof).













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